UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2007
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 Other Events

Item 8.01

Uranerz Energy Corporation announces that its 2007 drill program has drilled into the high grade “nose” of the oxidation-reduction geochemical (roll) front and has significantly expanded the known uranium mineralization at the Nichols Ranch project. New results indicate that Nichols Ranch continues to return excellent grades over good widths.

In a news release dated May 14, 2007, we announced the recent acquisition of a fee lease property (“Nichols West”). It was believed that the Nichols West property may host the “nose” of the oxidation-reduction geochemical (roll) front at Nichols Ranch. The first exploration holes were drilled on Nichols West immediately after the acquisition was closed. Results of some 19 holes drilled to date on Nichols West indicate better than expected size and GT (Grade X Thickness) of the mineralized trend. In late May, a second drill rig commenced work at Nichols Ranch. The second rig has been tasked with drilling additional fences while the first rig is busy on the new Nichols West project area. The Nichols West area is an extension to the Nichols Ranch project and is within the regulatory Nichols Ranch project boundary currently being permitted for in-situ recovery (“ISR”) uranium production.

The 2007 drilling program commenced on February 19, 2007 and 70 exploration holes had been drilled at the Nichols Ranch property and two at the Hank property through June 3, 2007. Results from the 70 Nichols Ranch holes showed 13 had little or no mineralization, 10 had light mineralization (Grade X Thickness (“GT”) less than 0.1), and 47 were significantly mineralized. Twelve of the 47 significantly mineralized holes had GT of 1.0 or higher, 3 of the 12 were mineralized in the 3.0 to 4.0 GT range, and one had a GT just over 7.0 (see full News Release at http://www.uranerz.com/s/NewsReleases.asp for details).

The first part of the 2007 drilling program was to further delineate the extent of mineralization and to characterize the uranium trend at the Nichols Ranch property. To this end, 95% of the drilling was conducted along rows or fences that were perpendicular to the strike of the mineralized trend. Holes in the fences were spaced 50 to 100 feet apart and the fences were located approximately every 1000 – 2000 feet along the mineral trend. Due to the nature of this approach, two holes with little or no mineralization may occur at each end of the fence. Seven fences have been completed to date.

Uranerz is working to acquire additional ground in the Powder River Basin where historic information indicates the presence of additional mineralization trends.

Section 9- Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

99.1	News release dated June 6, 2007

End

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: June 7, 2007	By:	“Dennis L Higgs”

DENNIS L. HIGGS
CHAIRMAN